Execution Copy

18

                       VOTING AND EXCHANGE TRUST AGREEMENT

                  AGREEMENT dated as of January 11, 2001, among Transaction Systems Architects, Inc., a Delaware corporation ("TSA"), Transaction Systems Architects Nova Scotia Company, a Nova Scotia unlimited company ("TSA Holdco"), TSA Exchangeco Limited, a Nova Scotia limited company ("TSA Exchangeco") and Wells Fargo Bank Minnesota, National Association, , an entity existing under the laws of the United States (the "Trustee").

                  WHEREAS, pursuant to a Combination Agreement dated as of October 24, 2000 (such agreement, as it may be amended or restated, is hereinafter referred to as the "Combination Agreement"), among TSA, TSA Holdco, TSA Exchangeco and MessagingDirect Ltd. ("MDL"), such parties agreed that on the Effective Date (as defined in the Combination Agreement), they would execute and deliver a Voting and Exchange Trust Agreement substantially in the form of
Exhibit 7.2(b)(ii) thereto;

                  WHEREAS, pursuant to the plan of arrangement (the "Plan of Arrangement") effected by articles of arrangement (the "Articles of Arrangement") filed pursuant to the Business Corporations Act (Alberta) ("ABCA"), as amended, among other things, each issued and outstanding Class A common share of MDL (a "MDL Class A Share") was exchanged for either (i) issued and outstanding exchangeable shares of TSA Exchangeco (the "Exchangeable Shares"); or (ii) Class A voting common shares of TSA ("TSA Class A Common Shares");

                  WHEREAS, the Plan of Arrangement sets forth the rights, privileges, restrictions and conditions (collectively, the "Exchangeable Share Provisions") attaching to the Exchangeable Shares;

                  WHEREAS, TSA is to provide voting rights in TSA to each holder (other than TSA and its Affiliates) from time to time of Exchangeable Shares, such voting rights attaching to each Exchangeable Share to be equivalent to the voting rights attaching to each TSA Class A Common Share;

                  WHEREAS, TSA is to grant to and in favor of the holders (other than TSA and its Affiliates) from time to time of Exchangeable Shares the right, in the circumstances set forth herein, to require TSA Holdco or TSA, as herein provided, to purchase from each such holder all or any part of the Exchangeable Shares held by the holder;

                  WHEREAS, the parties desire to make appropriate provision and to establish a procedure whereby voting rights in TSA shall be exercisable by holders (other than TSA and its subsidiaries and Affiliates) from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to one Special Voting Share of TSA, to which voting rights attach for the benefit of the holders of Exchangeable Shares and whereby the rights to require TSA Holdco or TSA to purchase Exchangeable Shares from the holders thereof (other than TSA and its Affiliates) shall be exercisable by such holders from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to such rights for the benefit of such holders; and

                  WHEREAS, these recitals and any statements of fact in this Agreement are made by the other parties hereto and not by the Trustee;

                  NOW, THEREFORE, in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

                                    ARTICLE 1

                         DEFINITIONS AND INTERPRETATION

1.1               Definitions

                  Except as otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to such terms in the Combination Agreement. As used herein, the following terms shall have the following meanings:

                  "Arrangement" has the meaning ascribed thereto in the recitals hereto.

                  "Automatic Exchange" has the meaning ascribed thereto in
Section 5.12(c).

                  "Automatic Exchange Rights" means the benefit of the obligation of TSA to effect the automatic exchange of TSA Class A Common Shares for Exchangeable Shares pursuant to Section 5.12 hereof.

                  "Board of Directors" means the Board of Directors of TSA Exchangeco.

                  "Canadian Dollar Equivalent" means in respect of an amount expressed in a foreign currency (the "Foreign Currency Amount") at any date the product obtained by multiplying (a) the Foreign Currency Amount by (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the board of directors to be appropriate for such purpose.

                  "Class A Shares" has the meaning ascribed thereto in the recitals hereto.

                  "Current Market Price" means, in respect of a TSA Class A Common Share on any date, the Canadian Dollar Equivalent of the average closing price (computed and rounded to the third decimal point) of TSA Class A Common Shares during a period of twenty (20) consecutive trading days ending not more than three (3) trading days before such date on the NASDAQ, or, if the TSA Class A Common Shares are not then listed on the NASDAQ, on such other stock exchange or automated quotation system on which the TSA Class A Common Shares are listed or quoted, as the case may be, as may be selected by the board of directors for such purpose; provided, however, that if in the opinion of the board of directors the public distribution or trading activity of TSA Class A Common Shares during such period does not create a market which reflects the fair market value of a TSA Class A Common Share, then the Current Market Price of a TSA Class A Common Share shall be determined by the board of directors based upon the advice of such qualified independent financial advisors as the board of directors may deem to be appropriate, and provided further that any such selection, opinion or determination by the board of directors shall be conclusive and binding;

                  "Dividend Amount" means an amount equal to the full amount of all declared and unpaid dividends on each Exchangeable Share with a dividend record date prior to the effective date of: (i) the exchange of Exchangeable Shares for TSA Class A Common Shares hereunder; (ii) the exercise of the Exchange Right; or (iii) the exercise of the Automatic Exchange Rights;

                  "Equivalent Ratio Adjustment" has the meaning ascribed to that term in the Exchangeable Share Provisions.

                  "Exchange Right" has the meaning ascribed thereto in Section
5.1 hereof.

                  "Exchangeable Share Provisions" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares.

                  "Exchangeable Shares" has the meaning ascribed thereto in the recitals hereto.

                  "Fair Market Value" shall mean, as of the date of determination thereof, the fair market value of such property or asset.

                  "Fractional Share Amount" means the amount of cash due and unpaid in respect of a fractional share that would otherwise have been issuable to the holder of an Exchangeable Share as a result of an Equivalent Ratio Adjustment that has occurred prior to: (i) the exchange of Exchangeable Shares for TSA Class A Common Shares hereunder; (ii) the exercise of the Exchange Right; or (iii) the exercise of the Automatic Exchange Right;

                  "Holder Votes" has the meaning ascribed thereto in Section 4.2 hereof.

                  "Holders" means the registered holders from time to time of Exchangeable Shares, other than TSA and its Affiliates.

                  "Indemnified Parties" has the meaning ascribed thereto in
Section 9.1 hereof.

                  "Liquidation Call Right" has the meaning ascribed thereto in
Section 1.1 of the Plan of Arrangement.

                  "List"  has  the  meaning  ascribed  thereto  in  Section  4.6 hereof.

                  "Officer's Certificate" shall mean a certificate signed by the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President of TSA.

                  "Plan of Arrangement" has the meaning ascribed thereto in the Exchangeable Share Provisions.

                  "Redemption Call Right" has the meaning ascribed thereto in of the Exchangeable Share Provisions.

                  "Remittance Date" has the meaning ascribed thereto in Section
5.13 hereof.

                  "Retracted Shares" has the meaning ascribed thereto in Section
5.7 hereof.

                  "Retraction Call Right" has the meaning ascribed thereto in the Exchangeable Share Provisions.

                  "Special Voting Share" means the one share of Special Preferred Voting Stock of TSA having the attributes set out in Schedule 1 hereto issued by TSA to and deposited with the Trustee, which entitles the holder of record thereof to a number of votes at meetings of holders of TSA Class A Common Shares equal to the number of Exchangeable Shares outstanding from time to time, other than Exchangeable Shares held by TSA and its Affiliates.

                  "Support Agreement" means that certain Support Agreement dated as of the date hereof among TSA, TSA Holdco and TSA Exchangeco.

                  "Trust" means the trust created by this Agreement.

                  "Trustee" shall mean Wells Fargo Bank Minnesota, National Association, as trustee under this Voting and Exchange Trust Agreement.

                  "Trust Estate" means the Special Voting Share, any other securities, the Exchange Right, the Automatic Exchange Rights and any money or other property which may be held by the Trustee from time to time pursuant to this Agreement.

                  "TSA Class A Common Shares" has the meaning ascribed thereto in the recitals hereto.

                  "TSA Consent" has the meaning ascribed thereto in Section 4.2 hereof.

                  "TSA Exchangeco Insolvency Event" means the institution by TSA Exchangeco of any proceeding to be adjudicated a bankrupt or insolvent or to be dissolved or wound up, or the consent of TSA Exchangeco to the institution of bankruptcy, insolvency, dissolution or winding up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding up under any bankruptcy, insolvency or analogous laws, including without limitation the Companies Creditors' Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by TSA Exchangeco to contest in good faith any such proceedings commenced in respect of TSA Exchangeco within 30 days of becoming aware thereof, or the consent by TSA Exchangeco to the filing of any such petition or to the appointment of a receiver, or the making by TSA Exchangeco of a general assignment for the benefit of creditors, or the admission in writing by TSA Exchangeco of its inability to pay its debts generally as they become due, or TSA Exchangeco not being permitted, pursuant to solvency requirements of applicable law, to redeem any Retracted Shares pursuant to Section 6 of the Exchangeable Share Provisions.

                  "TSA Liquidation Event" has the meaning ascribed thereto in
Section 5.12(b) hereof.

                  "TSA Liquidation Event Effective Date" has the meaning ascribed thereto in Section 5.12(c) hereof.

                  "TSA Meeting" has the meaning ascribed thereto in Section 4.2 hereof.

                  "TSA Successor" has the meaning ascribed thereto in Section
11.1 hereof.

                  "Voting Rights" means the voting rights attached to the Special Voting Share.

1.2               Interpretation Not Affected by Headings, Etc.

                  The division of this Agreement into articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless otherwise indicated, all references to an "Articles" or "section" followed by a number and/or a letter refer to the specified Article or section of this Agreement. The terms of "this Agreement", "hereof", "herein" and "hereunder" and similar expressions refer to this Agreement (including the Schedules and Exhibits hereto) and not to any particular Article, section or other portion hereof, and do not include any agreement or instrument supplementary or ancillary hereto.

1.3               Number, Gender, Etc.

                  Unless the context otherwise requires, words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders.

1.4               Date for any Action

                  If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.5               Currency

                  Unless otherwise specifically indicated, all sums of money referred to in this Agreement are expressed in lawful money of the United States of America.

                                    ARTICLE 2

                              PURPOSE OF AGREEMENT

2.1               Establishment of Trust

                  The purpose of this Agreement is to create the Trust for the benefit of the Holders, as herein provided. The Trustee will hold the Special Voting Share in order to enable the Trustee to exercise the Voting Rights and will hold the Exchange Right and the Automatic Exchange Rights in order to enable the Trustee to exercise such rights, and any money or other property comprising the Trust Estate, in each case as trustee for and on behalf of the Holders as provided in this Agreement.

                                    ARTICLE 3

                              SPECIAL VOTING SHARE

3.1               Issue and Ownership of the Special Voting Share

                  In consideration of the granting of the Liquidation Call Right, Redemption Call Right and Retraction Call Right to TSA, TSA hereby issues to and deposits with the Trustee the Special Voting Share to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Holders and in accordance with the provisions of this Agreement. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Special Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to the Special Voting Share, provided that the Trustee shall:

(a)      hold the Special  Voting  Share and the legal title  thereto as trustee solely for the use and benefit of the Holders in accordance with the provisions of this Agreement; and

(b) except as specifically authorized by this Agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Special Voting Share and the Special Voting Share shall not be used or disposed of by the Trustee for any purpose other than the purposes for which the Trust is created pursuant to this Agreement

3.2               Legended Share Certificates

                  TSA Exchangeco will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Holders of their right to instruct the Trustee with respect to the exercise of the Voting Rights with respect to the Exchangeable Shares held by a Holder.

3.3               Safe Keeping of Certificate

                  The certificate representing the Special Voting Share shall at all times be held in safe keeping by the Trustee or its agent.

                                    ARTICLE 4

                            EXERCISE OF VOTING RIGHTS

4.1               Voting Rights

                  The Trustee, as the holder of record of the Special Voting Share, shall be entitled to all of the Voting Rights, including the right to consent to or to vote in person or by proxy the Special Voting Share, on any matter, question, proposal or proposition whatsoever that may properly come before the holders of TSA Class A Common Shares at a TSA Meeting or in connection with a TSA Consent. The Voting Rights shall be and remain vested in and exercised by the Trustee. The Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Holders entitled to instruct the Trustee as to the voting thereof at the time at which a TSA Consent is sought or a TSA Meeting is held. To the extent that no instructions are received from a Holder with respect to the Voting Rights to which such Holder is entitled, the Trustee shall not exercise or permit the exercise of such Holder's Voting Rights.

4.2               Number of Votes

                  With respect to all meetings of shareholders of TSA at which holders of TSA Class A Common Shares are entitled to vote (a "TSA Meeting") and with respect to all written consents sought by TSA from its shareholders including the holders of shares of TSA Class A Common Shares (a "TSA Consent"), each Holder shall be entitled to instruct the Trustee to cast and exercise, in the manner instructed, one of the votes comprised in the Voting Rights for each Exchangeable Share owned of record by such Holder on the record date established by TSA or by applicable law for such TSA Meeting or TSA Consent, as the case may be (the "Holder Votes") in respect of each matter, question, proposal or proposition to be voted on at such TSA Meeting or to be consented to in connection with such TSA Consent.

4.3               Mailings to Shareholders

                  With respect to each TSA Meeting and TSA Consent, the Trustee will mail or cause to be mailed (or otherwise communicate in the same manner as TSA utilizes in communications to holders of TSA Class A Common Shares) to each of the Holders named in the List on the same day as the initial mailing or notice (or other communication) with respect thereto is given by TSA to its shareholders:

(a)               a  copy  of  such   notice,   together   with  any   proxy  or
                  information statement and related materials to be provided to shareholders of TSA;

(b) a statement that such Holder is entitled to instruct the Trustee as to the exercise of the Holder Votes with respect to such TSA Meeting or TSA Consent, as the case may be, or, pursuant to Section 4.7 hereof, to attend such TSA Meeting and to exercise personally the Holder Votes thereat;

(c) a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

(i)      a proxy to such  Holder or his  designee  to  exercise  personally  the
                           Holder Votes; or

                  (ii)     a   proxy   to   a   designated    agent   or   other
                           representative of the management of TSA to exercise such Holder Votes;

(d)               a statement  that if no such  instructions  are received  from
                  the  Holder,   the  Holder  Votes  to  which  such  Holder  is
                  entitled will not be exercised;

(e) a form of direction whereby the Holder may so direct and instruct the Trustee as contemplated herein; and

(f) a statement of: (i) the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of a TSA Meeting shall not be earlier than the close of business on the second Business Day prior to such meeting or not later than the time period allowed in the notice calling the TSA Consent to allow for a direct response by the Holder in regards to the subject matter of the TSA Consent; and (ii) the method for revoking or amending such instructions.

                  The materials referred to above are to be provided by TSA to the Trustee. For the purpose of determining Holder Votes to which a Holder is entitled in respect of any such TSA Meeting or TSA Consent, the number of Exchangeable Shares owned of record by the Holder shall be determined at the close of business on the record date established by TSA or by applicable Law for purposes of determining shareholders entitled to vote at such TSA Meeting or to give written consent in connection with such TSA Consent. TSA will notify the Trustee in writing of any decision of the board of directors of TSA with respect to the calling of any such TSA Meeting or the seeking of any such TSA Consent and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this Section 4.3.

4.4               Copies of Shareholder Information

                  TSA will deliver to the Trustee copies of all proxy materials, (including notices of TSA Meetings; but excluding proxies to vote TSA Class A Common Shares), information statements, reports (including without limitation all interim and annual financial statements) and other written communications that, in each case, are to be distributed from time to time to holders of TSA Class A Common Shares in sufficient quantities and in sufficient time so as to enable the Trustee to send those materials to each Holder at the same time as such materials are first sent to holders of TSA Class A Common Shares. The Trustee will mail or otherwise send to each Holder, at the expense of TSA, copies of all such materials (and all materials specifically directed to the Holders or to the Trustee for the benefit of the Holders by TSA) received by the Trustee from TSA at the same time as such materials are first sent to holders of TSA Class A Common Shares. The Trustee will also make copies of all such materials available for inspection by any Holder at the Trustee's principal office in the city of Minneapolis, Minnesota.

4.5               Other Materials

                  Immediately after receipt by TSA or any shareholder of TSA of any material sent or given generally to the holders of TSA Class A Common Shares by or on behalf of a third party, including without limitation dissident proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), TSA shall use its reasonable efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Holders by such third party) to each Holder as soon as possible thereafter. As soon as practicable after receipt thereof, the Trustee will mail or otherwise send to each Holder, at the expense of TSA, copies of all such materials received by the Trustee from TSA. The Trustee will also make copies of all such materials available for inspection by any Holder at the Trustee's principal office in the city of Minneapolis, Minnesota.

4.6               List of Persons Entitled to Vote

                  TSA Exchangeco shall, (a) prior to each annual, general and special TSA Meeting or the seeking of any TSA Consent and (b) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a "List") of the names and addresses of the Holders arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Holder, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with a TSA Meeting or a TSA Consent, at the close of business on the record date established by TSA or pursuant to applicable law for determining the holders of TSA Class A Common Shares entitled to receive notice of and/or to vote at such TSA Meeting or to give consent in connection with such TSA Consent. Each such List shall be delivered to the Trustee promptly after receipt by TSA Exchangeco of such request or after the record date for such meeting or seeking of consent, as the case may be, is set and in any event within sufficient time as to enable the Trustee to perform its obligations under this Agreement. TSA agrees to give TSA Exchangeco written notice (with a copy to the Trustee) of the calling of any TSA Meeting or the seeking of any TSA Consent, together with the record dates therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent so as to enable TSA Exchangeco to perform its obligations under this Section 4.6.

4.7               Entitlement to Direct Votes

                  Any Holder named in a List prepared in connection with any TSA Meeting or any TSA Consent will be entitled: (a) to instruct the Trustee in the manner described in Section 4.2 hereof with respect to the exercise of the Holder Votes to which such Holder is entitled; or (b) to attend such meeting and personally to exercise thereat (or to exercise with respect to any written consent), as the proxy of the Trustee, the Holder Votes to which such Holder is entitled.

4.8 Voting By Trustee, and Attendance of Trustee Representative at a Meeting

(a) In connection with each TSA Meeting and TSA Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Holder pursuant to Section 4.2 hereof, the Holder Votes as to which such Holder is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Holder prior to the time and date fixed by it for receipt of such instructions in the notice given by the Trustee to the Holder pursuant to
                  Section 4.3 hereof.

(b)               The   Trustee   shall  cause  such   representatives   as  are
                  empowered  by it  to  sign  and  deliver,  on  behalf  of  the
                  Trustee, proxies for Voting Rights to attend each TSA Meeting. Upon submission by a Holder (or its designee which may include Persons listed on Schedule I to the Escrow Agreement as owners of Exchangeable Shares comprising the assets held pursuant to the Escrow Agreement) of identification satisfactory to the Trustee's representatives, and at the Holder's request, such representatives shall sign and deliver to such Holder (or its designee) a proxy to exercise personally the Holder Votes as to which such Holder is otherwise entitled hereunder to direct the vote, if such Holder either: (i) has not previously given the Trustee instructions pursuant to
                  Section 4.2 hereof in respect of such meeting; or (ii) submits to the Trustee's representatives written revocation of any such previous instructions. At such meeting, the Holder (or its designee) exercising such Holder Votes shall have the same rights as the Trustee to speak at the meeting in respect of any matter, question or proposition, to vote by way of ballot at the meeting in respect of any matter, question or proposition and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

4.9               Distribution of Written Materials

                  Any written materials distributed by the Trustee to the Holders pursuant to this Agreement shall be delivered or sent by mail (or otherwise communicated in the same manner as TSA utilizes in communications to holders of TSA Class A Common Shares) to each Holder at its address as shown on the books of TSA Exchangeco. TSA Exchangeco shall provide or cause to be provided to the Trustee for this purpose, on a timely basis and without charge or other expense:

(a)               a current List; and

(b) upon the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this Agreement.

4.10              Termination of Voting Rights

                  The rights of a Holder with respect to the Holder Votes exercisable in respect of the Exchangeable Shares held by such Holder, including the right to instruct the Trustee as to the voting of or to vote personally such Holder Votes, shall be deemed to be surrendered by the Holder to TSA or TSA Holdco, as the case may be, and such Holder Votes and the Voting Rights represented thereby shall cease immediately upon the delivery by such Holder to the Trustee of the certificates representing such Exchangeable Shares in connection with the exercise by the Holder of the Exchange Right or the occurrence of the automatic exchange of Exchangeable Shares for TSA Class A Common Shares, as specified in Article 5 hereof (unless, in either case, TSA or TSA Holdco shall not have delivered the requisite TSA Class A Common Shares issuable in exchange therefor and any applicable Dividend Amount and Fractional Share Amounts to the Trustee for delivery to the Holders), or upon the retraction or redemption of Exchangeable Shares pursuant to Article 6 or Article 7 of the Exchangeable Share Provisions, or upon the effective date of the liquidation, dissolution or winding-up of TSA Exchangeco pursuant to Article 5 of the Exchangeable Share Provisions, or upon the purchase of Exchangeable Shares from the Holder by TSA Holdco, TSA Exchangeco or TSA pursuant to the exercise by such person of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right.

                                    ARTICLE 5

                      EXCHANGE RIGHT AND AUTOMATIC EXCHANGE

5.1               Grant  and  Ownership  of the  Exchange  Right  and  Automatic
Exchange Right

(a) In consideration of the granting of the Liquidation Call Right, Redemption Call Right and Retraction Call Right to TSA, TSA hereby grants to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Holders:

(i) the right (the "Exchange Right"), upon the occurrence and during the continuance of a TSA Exchangeco Insolvency Event, to require TSA to purchase from each or any Holder all or any part of the Exchangeable Shares held by the Holder; and

(ii)     the Automatic Exchange Rights,

                  all in accordance with the provisions of this Agreement and the Exchangeable Share Provisions, as the case may be.

(b) During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Exchange Right and the Automatic Exchange Rights and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Right and the Automatic Exchange Rights, provided that the Trustee shall:

(i) hold the Exchange Right and the Automatic Exchange Rights and the legal title thereto as trustee solely for the use and benefit of the Holders in accordance with the provisions of this Agreement; and

(ii) except as specifically authorized by this Agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Right or the Automatic Exchange Rights, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which this Trust is created pursuant to this Agreement.

(c) TSA shall be permitted to delegate or assign its rights and obligations in respect of the Exchange Right and Automatic Exchange Right to TSA Holdco, with the result that all references to TSA in this Agreement with respect to such rights and obligations in respect of which the delegation or assignment is made shall be deemed to refer to TSA Holdco.

5.2               Legended Share Certificates

                  TSA Exchangeco will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Holders of:

(a)               their  right to  instruct  the  Trustee  with  respect  to the
                  exercise   of  the   Exchange   Right   in   respect   of  the
                  Exchangeable Shares held by a Holder; and

(b)               the Automatic Exchange Rights.

5.3               General Exercise of Exchange Rights

                  The Exchange Right shall be and remain vested in and exercised by the Trustee. The Trustee shall exercise the Exchange Right only on the basis of instructions received pursuant to this Article 5 from Holders entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from a Holder with respect to the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Right.

5.4               Purchase Price

                  Subject to an Equivalent Ratio Adjustment, the purchase price payable by TSA Holdco or TSA for each Exchangeable Share to be purchased by TSA Holdco or TSA under the Exchange Right shall be an amount per share equal to:

(a) the Current Market Price of a TSA Class A Common Shares on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right; plus

(b)      the Dividend Amount; plus

(c)      the Fractional Share Amount.

In connection with each exercise of the Exchange Right, TSA Holdco or TSA will provide to the Trustee an Officer's Certificate setting forth the calculation of the purchase price for each Exchangeable Share. The purchase price for each such Exchangeable Share so purchased shall be satisfied in full by TSA Holdco or TSA, as applicable, issuing and delivering or causing to be delivered to the Trustee, on behalf of the relevant Holder, one TSA Class A Common Shares plus a cheque for the balance of the purchase price, if any, due under sub-paragraphs (b) and
(c) above, plus to the extent not paid by TSA Exchangeco, all dividends declared on TSA Class A Common Shares that have not been declared on such Exchangeable Shares or in respect of which economic equivalence therefor has not been provided in accordance with Section 3.1 of the Exchangeable Share Provisions (provided that if the record date for any such declared and unpaid dividends occurs on or after the day of closing of such purchase and sale, the purchase price shall not include such additional amounts equivalent to such declared and unpaid dividends) without interest (but less any amounts withheld pursuant to
Section 5.13).

5.5               Exercise Instructions

         Subject to the terms and conditions herein set forth, a Holder shall be entitled, upon the occurrence and during the continuance of a TSA Exchangeco Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Holder on the books of TSA Exchangeco. To cause the exercise of the Exchange Right by the Trustee, the Holder shall deliver to the Trustee, in person or by mail, at its principal transfer office in Minneapolis, Minnesota, or at such other places as the Trustee may from time to time designate by written notice to the Holders, the certificates representing the Exchangeable Shares which such Holder desires TSA Holdco or TSA to purchase, duly endorsed in blank, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under applicable Law and under the Memorandum and Articles of Association of TSA Exchangeco and such additional documents and instruments as the Trustee may reasonably require together with:

(a) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating:

(i)      the tax residency of the holder;

(ii) that the Holder thereby instructs the Trustee to exercise the Exchange Right so as to require TSA or TSA Holdco to purchase from the Holder the number of Exchangeable Shares specified therein;

(iii) that such Holder has good title to and owns all such Exchangeable Shares to be acquired by TSA Holdco or TSA free and clear of all liens, claims and encumbrances;

(iv) the names in which the certificates representing TSA Class A Common Shares issuable in connection with the exercise of the Exchange Right are to be issued; and

(v)      the names and  addresses  of the persons to whom such new  certificates should be delivered; and

(b) payment (or evidence satisfactory to the Trustee, TSA, TSA Holdco and TSA Exchangeco of payment) of the Taxes (if any) payable as contemplated by Section 5.8 of this Agreement.

If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to the Trustee are to be purchased by TSA Holdco or TSA under the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued by TSA Exchangeco to the Holder at the expense of TSA Exchangeco.

5.6               Delivery of TSA Class A Common Shares; Effect of Exercise

Promptly after receipt of the certificates representing the Exchangeable Shares which the Holder desires TSA Holdco or TSA to purchase under the Exchange Right (together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right (and payment of Taxes, if any, payable as contemplated in Section 5.8 hereof or evidence thereof)), duly endorsed in blank, the Trustee shall notify TSA Holdco, TSA Exchangeco and TSA of its receipt of the same, which notice to TSA Holdco, TSA Exchangeco and TSA shall constitute exercise of the Exchange Right by the Trustee on behalf of the holder of such Exchangeable Shares, and TSA Holdco or TSA, as applicable, shall immediately thereafter deliver or cause to be delivered to the Trustee, for delivery to the Holder of such Exchangeable Shares (or to such other persons, if any, properly designated by such Holder), the certificates for the number of TSA Class A Common Shares issuable in connection with the exercise of the Exchange Right, which shares shall be validly issued, fully paid, non-assessable, and will be free and clear of Encumbrances attributable to, or arising due to, any action or omission of TSA, and cheques for the balance, if any, of the total purchase price therefor without interest, but less any amounts withheld pursuant to Section 5.13 hereof; provided, however, that no such delivery shall be made unless and until the Holder requesting the same shall have paid (or provided evidence satisfactory to the Trustee, TSA Exchangeco, TSA and TSA Holdco of the payment of) the Taxes (if any) payable as contemplated by Section 5.8 of this Agreement. Immediately upon the giving of notice by the Trustee to TSA Nova Holdco, TSA and TSA Exchangeco of the exercise of the Exchange Right, as provided in this Section 5.6, the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred, and the Holder of such Exchangeable Shares shall be deemed to have transferred to TSA Holdco or TSA, as applicable, all of its right, title and interest in and to such Exchangeable Shares and in the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total purchase price therefor, unless the requisite number of TSA Class A Common Shares (together with a cheque for the balance, if any, of the total purchase price therefor without interest) is not allotted and delivered by TSA Holdco or TSA to the Trustee, for delivery to such Holder (or to such other persons, if any, properly designated by such Holder), within five Business Days of the date of the giving of such notice by the Trustee, in which case the rights of the Holder shall remain unaffected until such TSA Class A Common Shares are so allotted and delivered by TSA Holdco or TSA and any such cheque is so delivered and paid. Upon delivery by TSA Holdco or TSA to the Trustee of such TSA Class A Common Shares, the Trustee shall deliver such TSA Class A Common Shares to such Holder (or to such other persons, if any, properly designated by such Holder). Concurrently with such Holder ceasing to be a holder of Exchangeable Shares, the Holder shall be considered and deemed for all purposes to be the holder of the TSA Class A Common Shares delivered to it pursuant to the Exchange Right.

5.7               Exercise of Exchange Right Subsequent to Retraction

                  In the event that a Holder has exercised its right under
Article 6 of the Exchangeable Share Provisions to require TSA Exchangeco to redeem any or all of the Exchangeable Shares held by the Holder (the "Retracted Shares") and is notified by TSA Exchangeco pursuant to Section 6.7 of the Exchangeable Share Provisions that TSA Exchangeco will not be permitted as a result of solvency requirements of applicable Law to redeem all such Retracted Shares, provided that TSA Holdco or TSA shall not have exercised the Retraction Call Right with respect to the Retracted Shares and that the Holder has not revoked the Retraction Request delivered by the Holder to TSA Exchangeco pursuant to Section 6.1 of the Exchangeable Share Provisions, the Retraction Request will constitute and will be deemed to constitute notice from the Holder to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares which TSA Exchangeco is unable to redeem. In any such event, TSA Exchangeco hereby agrees with the Trustee and in favor of the Holder immediately to notify the Trustee of such prohibition against TSA Exchangeco redeeming all of the Retracted Shares and immediately to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Holder to TSA Exchangeco or to the transfer agent of the Exchangeable Shares (including without limitation a copy of the retraction request delivered pursuant to Section 6.1 of the Exchangeable Share Provisions) in connection with such proposed redemption of the Retracted Shares and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares that TSA Exchangeco is not permitted to redeem and will require TSA Holdco or TSA to purchase such shares in accordance with the provisions of this Article 5.

5.8               Stamp or Other Transfer Taxes

                  Upon any sale of Exchangeable Shares to TSA Holdco or TSA pursuant to the Exchange Right or the Automatic Exchange Rights, the share certificate or certificates representing TSA Class A Common Shares to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the Holder of the Exchangeable Shares so sold or in such names as such Holder may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold, provided, however, that such
Holder:

(a) shall pay (and neither TSA Holdco, TSA, TSA Exchangeco nor the Trustee shall be required to pay) any documentary, stamp, transfer or other similar Taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Holder; or

(b) shall have established to the satisfaction of the Trustee, TSA, TSA Holdco and TSA Exchangeco that such Taxes, if any, have been paid.

5.9               Notice of TSA Exchangeco Insolvency Event

                  Immediately upon the occurrence of a TSA Exchangeco Insolvency Event or any event which with the giving of notice or the passage of time or both would be an TSA Exchangeco Insolvency Event, TSA Exchangeco and TSA shall give written notice thereof to the Trustee. As soon as practicable after receiving notice from TSA Exchangeco and TSA or from any other person of the occurrence of an TSA Exchangeco Insolvency Event, the Trustee will mail to each Holder, at the expense of TSA, a notice of such TSA Exchangeco Insolvency Event in the form provided by TSA, which notice shall contain a brief statement of the right of the Holders with respect to the Exchange Right.

5.10              Issuance and Listing of TSA Class A Common Shares

                  For so long as any Exchangeable Shares remain outstanding to other than TSA and its Affiliates, TSA will cause the TSA Class A Common Shares which are to be issued directly in consideration for MDL Class A Shares or to be issued from time to time upon exchange of the Exchangeable Shares, to be quoted on the NASDAQ or such other exchange or quotation system to the same extent as TSA stock is quoted generally, subject only to official notice of issuance.

5.11              Reservation of TSA Class A Common Shares

                  TSA hereby represents, warrants and covenants for the benefit of the holders of the Exchangeable Shares that it has irrevocably reserved for issuance and will at all times keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of TSA Class A Common Shares:

(a)               as is equal to the sum of:

                  (i)      the  number  of   Exchangeable   Shares   issued  and
                           outstanding to Holders from time to time; and

                  (ii) the number of Exchangeable Shares issuable upon the exercise of all rights of Holders thereof to acquire Exchangeable Shares outstanding from time to time; and

(b)               as are  now  and may  hereafter  be  required  to  enable  and permit TSA Exchangeco and TSA Holdco and TSA to meet their respective obligations hereunder, under the Support Agreement, under the Exchangeable Share Provisions and under any other security or commitment pursuant to which TSA, TSA Holdco or TSA Exchangeco may now or hereafter be required to issue or deliver TSA Class A Common Shares to Holders.

5.12              Automatic Exchange on Liquidation of TSA

(a) TSA will give the Trustee written notice of each of the following events at the time set forth below:

                  (i) in the event of any determination by the board of directors of TSA to institute voluntary liquidation, dissolution or winding-up proceedings with respect to TSA or to effect any other distribution of assets of TSA among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

                  (ii)     as soon as practicable following the earlier of:

(A)      receipt by TSA of notice of ; and

(B)      TSA otherwise becoming aware of,

                           any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding up of TSA or to effect any other distribution of assets of TSA among its shareholders for the purpose of winding up its affairs, in each case where TSA has failed to contest in good faith any such proceeding within 30 days of becoming aware thereof.

(b) As soon as practicable following receipt by the Trustee from TSA of notice of any event (a "TSA Liquidation Event") contemplated by Subsection 5.12(a)(i) or 5.12(a)(ii) above, the Trustee will give notice thereof to the Holders. Such notice shall include a brief description of the automatic exchange of Exchangeable Shares for TSA Class A Common Shares provided for in Section 5.12 (c) below.

(c) In order that the Holders will be able to participate on a pro rata basis with the holders of TSA Class A Common Shares in the distribution of assets of TSA in connection with a TSA Liquidation Event, on the fifth Business Day prior to the effective date (the "TSA Liquidation Event Effective Date") of a TSA Liquidation Event all of the
                  then-outstanding Exchangeable Shares held by Persons other than TSA and its Affiliates shall be automatically exchanged for TSA Class A Common Shares (the "Automatic Exchange"). To effect such Automatic Exchange, TSA Holdco or TSA, as applicable, shall purchase each Exchangeable Share held by Persons other than TSA and its Affiliates outstanding on the fifth Business Day prior to the TSA Liquidation Event Effective Date, and each Holder shall sell the Exchangeable Shares held by it at such time, for a purchase price per share equal to (a) the Current Market Price of a TSA Class A Common Shares on the fifth Business Day prior to the TSA Liquidation Event Effective Date, which, subject to an Equivalent Ratio Adjustment, shall be satisfied in full by TSA issuing to the Holder one TSA Class A Common Share, plus
                  (b) the Dividend Amount; and plus (c) the Fractional Share Amount; and plus (d) to the extent not paid by TSA Exchangeco, all dividends declared on TSA Class A Common Shares that have not been declared on such Exchangeable
                  Shares or in respect of which economic equivalence therefor has not been provided in accordance with Section 3.1 of the Exchangeable Share Provisions (provided that if the record date for any such declared and unpaid dividends occurs on or after the day of closing of such purchase and sale, the purchase price shall not include such additional amounts equivalent to such declared and unpaid dividends). In connection with such Automatic Exchange, TSA Holdco or TSA will provide to the Trustee an Officer's Certificate setting forth the calculation of the purchase price for each Exchangeable Share.

(d) On the fifth Business Day prior to the TSA Liquidation Event Effective Date, the closing of the transaction of purchase and sale contemplated by the Automatic Exchange shall be deemed to have occurred, and each Holder of Exchangeable
                  Shares shall be deemed to have transferred to TSA Holdco or TSA all of the Holder's right, title and interest in and to such Exchangeable Shares and the related interest in the
                  Trust Estate and shall cease to be a holder of such Exchangeable Shares and TSA Holdco or TSA shall deliver to the Holder the TSA Class A Common Shares issuable upon such Automatic Exchange and on the applicable payment date shall deliver to the Trustee for delivery to the Holder a cheque for the balance, if any, of the total purchase price for such Exchangeable Shares without interest, but less any amounts withheld pursuant to Section 5.13 hereof. Concurrently with such Holder ceasing to be a holder of
                  Exchangeable Shares, the Holder shall be considered and deemed for all purposes to be the holder of the TSA Class A Common Shares issued to it pursuant to the Automatic Exchange of Exchangeable Shares for TSA Class A Common Shares and the certificates held by the Holder previously representing the Exchangeable Shares exchanged by the Holder with TSA Holdco or TSA pursuant to such Automatic Exchange shall thereafter be deemed to represent the TSA Class A Common Shares delivered to the Holder by TSA Holdco or TSA pursuant to such Automatic Exchange. Upon the request of a Holder and the surrender by the Holder of Exchangeable Share certificates deemed to represent shares of TSA Class A Common Shares, duly endorsed in blank and accompanied by such instruments of transfer as TSA and TSA Holdco may reasonably require, TSA Holdco or TSA shall deliver or cause to be delivered to the Holder certificates representing the TSA Class A Common Shares of which the Holder is the holder.

5.13              Withholding Rights

                  Prior to the exchange or disposition of any Exchangeable Shares in accordance with this Article, each Holder shall deliver to TSA Holdco or TSA, at or before such time:

(a) a certificate confirming that such Holder is a resident of Canada for the purposes of the ITA; or

(b) in the case of a Holder who is a non-resident of Canada for the purposes of the ITA, a certificate satisfactory to TSA Holdco or TSA acting reasonably, issued pursuant to subsection 116(2) of the ITA, with respect to the Exchangeable Shares, and having as the "certificate limit", as defined in subsection 116(2) of the ITA, an amount no less than the cost to TSA Holdco or TSA, as the case may be, of the Exchangeable Shares (which may be equal to the fair market value of the TSA Class A Common Shares receivable by such Holder).

                  In the case of a Holder who is a partnership, the Holder shall also provide a certificate confirming the name and address of each member thereof and the percentage of partnership interest held by each member (which partners and percentages are clearly contemplated in the applicable certificate).

                  In the event that a Holder fails to deliver the requisite certificates described above at or before the exchange or disposition of such shares, or in the event that TSA Holdco or TSA is required to deduct or withhold any amount under any other provision of applicable Tax law, TSA Holdco or TSA shall be entitled to deduct and withhold from any consideration otherwise payable to any Holder such amounts as TSA Holdco or TSA is required or permitted to deduct and withhold with respect to such payment under the ITA or any provision of provincial or governmental tax law, in each case, as amended or succeeded, provided that such withheld amount shall not be remitted prior to two business days prior to the date such amount is required by law to be remitted (the "Remittance Date") and where such certificate, or a certificate issued pursuant to subsection 116(4) of the ITA satisfactory to TSA Holdco and TSA acting reasonably, is delivered prior to such Remittance Date, such withheld amount shall be released, to such Holder except to the extent that amounts were withheld or deducted pursuant to another provision of applicable Tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the Holder in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a Holder exceeds the cash portion of the consideration otherwise payable to the Holder, TSA Holdco or TSA, as agent of such Holder, is hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to TSA Holdco or TSA to enable it to comply with such deduction or withholding requirement and TSA Holdco or TSA shall notify the Holder thereof and remit to such Holder any unapplied balance of the net proceeds of such sale. If the proceeds of such sale are insufficient to fund the required withholding, the Holder shall forthwith pay to TSA Holdco or TSA or remit to the applicable taxing authority the deficiency. The Holder shall bear all reasonable costs and expense associated with such sale by purchaser pursuant to the two immediately preceding sentences.

                                    ARTICLE 6

         RESTRICTIONS ON ISSUE OF ADDITIONAL TSA SPECIAL VOTING SHARES

6.1               Issue of Additional TSA Special Voting Shares

                  During the term of this Agreement, TSA will not, without the consent of the Holders, given in accordance with Section 9.2 of the Exchangeable Share Provisions, issue any TSA Special Voting Shares in addition to the Special Voting Share.

                                    ARTICLE 7

                             CONCERNING THE TRUSTEE

7.1               Powers and Duties of the Trustee

                  The rights, powers and authorities of the Trustee under this Agreement, in its capacity as trustee of the Trust, shall include, without limitation:

(a) receipt and deposit of the Special Voting Share from TSA as trustee for and on behalf of the Holders in accordance with the provisions of this Agreement;

(b) granting proxies and distributing materials to Holders as provided in this Agreement;

(c) voting the Holder Votes in accordance with the provisions of this Agreement;

(d) receiving the grant of the Exchange Right and the Automatic Exchange Rights from TSA as trustee for and on behalf of the Holders in accordance with the provisions of this Agreement;

(e) exercising the Exchange Right and enforcing the benefit of the Automatic Exchange Rights, in each case in accordance with the provisions of this Agreement, and in connection therewith receiving from Holders Exchangeable Shares and other requisite documents and distributing to such Holders the TSA Class A Common Shares and cheques, if any, to which such Holders are entitled upon the exercise of the Exchange Right or pursuant to the Automatic Exchange Rights, as the case may be;

(f)               holding title to the Trust Estate;

(g) investing any monies forming, from time to time, a part of the Trust Estate as provided in this Agreement;

(h)               taking  action  at the  direction  of a Holder or  Holders  to
                  enforce  the   obligations   hereunder  of  each  other  party
                  hereto; and

(i) taking such other actions and doing such other things as are specifically provided in this Agreement.

                  In the exercise of such rights, powers and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers and authority not in conflict with any of the provisions of this Agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers and authorities by the Trustee shall be final, conclusive and binding upon all persons.

                  The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith with a view to the best interests of the Holders and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

7.2               No Conflict of Interest

                  The Trustee represents to each other party hereto that at the date of execution and delivery of this Agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 30 days after it becomes aware that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 10 hereof. If, notwithstanding the foregoing provisions of this Section 7.2, the Trustee has such a material conflict of interest, the validity and enforceability of this Agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this Section 7.2, any interested party may apply to the applicable court for an order that the Trustee be replaced as trustee hereunder.

7.3               Dealings With Transfer Agents, Registrars, Etc.

                  TSA Exchangeco, TSA Holdco and TSA irrevocably authorize the Trustee, from time to time, to:

(a) consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and the TSA Class A Common Shares; and

(b)               requisition, from time to time:

                  (i) from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this Agreement; and

                  (ii) from the transfer agent of the TSA Class A Common Shares, and any subsequent transfer agent of such shares, the share certificates issuable upon the exercise from time to time of the Exchange Right and pursuant to the Automatic Exchange Rights in the manner specified in Article 5 hereof.

                  TSA Exchangeco and TSA shall irrevocably authorize their respective registrars and transfer agents to comply with all such requests. TSA covenants that it will supply its transfer agent with duly executed share certificates for the purpose of completing the exercise from time to time of the Exchange Right and the Automatic Exchange Rights, in each case pursuant to
Article 5 hereof.

7.4               Books and Records

                  The Trustee shall keep available for inspection by TSA, TSA Holdco and TSA Exchangeco, at the Trustee's principal office in Minneapolis, Minnesota, correct and complete books and records of account relating to the Trustee's actions under this Agreement, including without limitation, all relevant data relating to mailings and instructions to and from Holders and all transactions pursuant to the Voting Rights, the Exchange Right and the Automatic Exchange Rights for the term of this Agreement. On or before December 1, 2001 and on or before December 1 in every year thereafter, so long as the Special Voting Share is on deposit with the Trustee, the Trustee shall transmit to TSA and TSA Exchangeco a brief report, dated as of the preceding September 30 with respect to:

(a) the property and funds comprising the Trust Estate as of that date;

(b) the number of exercises of the Exchange Right, if any, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Holders in consideration of the delivery by TSA, or TSA Holdco of TSA Class A Common Shares in connection with the Exchange Right, during the calendar year ended on such date; and

(c) all other actions taken by the Trustee in the performance of its duties under this Agreement which in the Trustee's sole judgement it had not previously reported and which, in the Trustee's sole judgement and opinion, materially affects the Trust Estate.

7.5               Income Tax Return and Reports

                  The Trustee shall, to the extent necessary, prepare and file on behalf of the Trust appropriate income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any securities exchange or other trading system through which the Exchangeable Shares are traded and, in connection therewith, may obtain the advice and assistance of such experts as the Trustee may consider necessary or advisable. If requested by the Trustee, TSA shall retain such experts for purposes of providing such advice and assistance.

7.6               Indemnification Prior to Certain Actions By Trustee

                  The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this Agreement at the request, order or direction of any Holder upon such Holder furnishing to the Trustee reasonable funding, security and indemnity against the costs, expenses (including reasonable counsel fees) and liabilities which may be incurred by the Trustee therein or thereby, provided that no Holder shall be obligated to furnish to the Trustee any such funding, security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Special Voting Share pursuant to Article 4 hereof, and with respect to the Exchange Right pursuant to Article 5 hereof, and with respect to the Automatic Exchange Rights pursuant to Article 5 hereof.

                  None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties or authorities unless funded, given funds, security and indemnified as aforesaid.

7.7               Actions by Holders

                  No Holder shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this Agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Holder has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security and indemnity referred to in Section 7.6 hereof and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Holder shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Holders shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or under the Voting Rights, the Exchange Right or the Automatic Exchange Rights, except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Holders.

7.8               Reliance Upon Declarations

                  The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon statutory declarations, certificates, opinions or reports furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder if such statutory declarations, certificates, opinions or reports comply with the provisions of Section 7.9 hereof, if applicable, and with any other applicable provisions of this Agreement.

7.9               Evidence and Authority to Trustee

                  TSA Exchangeco, TSA Holdco, and/or TSA shall furnish to the Trustee evidence of compliance with the conditions provided for in this Agreement relating to any action or step required or permitted to be taken by TSA Exchangeco, TSA Holdco, and/or TSA or the Trustee under this Agreement or as a result of any obligation imposed under this Agreement, including, without limitation, in respect of the Voting Rights or the Exchange Right or the Automatic Exchange Rights and the taking of any other action to be taken by the Trustee at the request of or on the application of TSA Exchangeco, TSA Holdco, and/or TSA forthwith if and when:

(a) such evidence is required by any other section of this Agreement to be furnished to the Trustee in accordance with the terms of this Section 7.9; or

(b) the Trustee, in the exercise of its rights, powers, duties and authorities under this Agreement, gives TSA Exchangeco, TSA Holdco, and/or TSA written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

                  Such evidence shall consist of an Officer's Certificate of TSA Exchangeco, TSA Holdco, and/or TSA or a statutory declaration or a certificate made by persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this Agreement.

                  Whenever such evidence relates to a matter other than the Voting Rights or the Exchange Right or the Automatic Exchange Rights or, the taking of any other action to be taken by the Trustee at the request or on the application of TSA Exchangeco, TSA Holdco, and/or TSA, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of TSA Exchangeco, TSA Holdco, and/or TSA it shall be in the form of an Officer's Certificate or a statutory declaration.

                  Each statutory declaration, Officer's Certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this Agreement shall include a statement by the person giving the evidence:

(a) declaring that he has read and understands the provisions of this trust agreement relating to the condition in question:

(b)               describing  the  nature  and  scope  of  the   examination  or
                  investigation upon which he based the statutory declaration, certificate, statement or opinion; and

(c) declaring that he has made such examination or investigation as he believes is necessary to enable him to make the statements or give the opinions contained or expressed therein.

7.10              Experts, Advisers and Agents

The Trustee may:

(a) in relation to these presents act and rely on the opinion or advice of or information obtained from or prepared by any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by TSA Exchangeco, TSA Holdco and/or TSA or otherwise, and may employ such assistants as may be necessary to the proper discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

(b) employ such agents and other assistants as it may reasonably require for the proper discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the Trust.

7.11              Trustee Not Required to Give Security

                  The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this Agreement or otherwise in respect of the premises.

7.12              Authority to Carry on Business

                  The Trustee represents to TSA Exchangeco, TSA Holdco, and TSA that at the date of execution and delivery by it of this Agreement it is authorized to carry on the business of a National Association in the United States, with authority to carry out its obligations hereunder but if, notwithstanding the provisions of this Section 7.12, it ceases to be so authorized to carry on such business, the validity and enforceability of this Agreement and the Voting Rights, the Exchange Right and the Automatic Exchange Rights shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on such business in the United States, either become so authorized or resign in the manner and with the effect specified in Article 10 hereof.

7.13              Acceptance of Trust

                  The Trustee hereby accepts the Trust created and provided for by and in this Agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Holders, subject to all the terms and conditions herein set forth.

                                    ARTICLE 8

                                  COMPENSATION

8.1               Fees and Expenses of the Trustee

                  TSA shall pay to the Trustee its annual fees and other charges for all of the services rendered by it under this Agreement and will reimburse the Trustee for all reasonable expenses (including but not limited to taxes, compensation paid to experts, agents and advisors and travel expenses) and disbursements, (including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency) reasonably incurred by the Trustee in connection with its rights and duties under this Agreement other than with respect to a dispute between one or more Holders and TSA and/or its Affiliates, in which event the Trustees fees will be paid by the non-prevailing party; provided that TSA and its Affiliates and the Holders shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted in bad faith or with gross negligence, recklessness or willful misconduct.

                                    ARTICLE 9

                  INDEMNIFICATION AND LIMITATION OF LIABILITY

9.1               Indemnification of the Trustee

                  TSA and TSA Exchangeco shall indemnify and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this Agreement (collectively, the "Indemnified Parties") against all Losses which, without fraud, negligence, recklessness, willful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason of or as a result of the Trustee's acceptance or administration of the Trust, its compliance with its duties set forth in this Agreement, or its compliance with, any written or oral instructions delivered to the Trustee by TSA or its Affiliates pursuant hereto. In no case shall TSA and its Affiliates be liable under this indemnity for any claim against any of the Indemnified Parties unless TSA and TSA Exchangeco shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii), below, TSA and TSA Exchangeco shall be entitled to participate at their own expense in the defense and, if TSA and TSA Exchangeco so elect at any time after receipt of such notice, they may assume the defense of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by TSA and TSA Exchangeco, such authorization not to be unreasonably withheld; or (ii) the named parties to any such suit include both the Trustee and TSA or TSA Exchangeco or other TSA Affiliates and the Trustee shall have been advised by counsel acceptable to TSA and TSA Exchangeco that there may be one or more legal defenses available to the Trustee that are different from or in addition to those available to TSA or its Affiliates and that an actual or potential conflict of interest exists (in which case TSA and TSA Exchangeco shall not have the right to assume the defense of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee).

                                   ARTICLE 10

                                CHANGE OF TRUSTEE

10.1              Resignation

                  The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to TSA, TSA Holdco and TSA Exchangeco specifying the date on which it desires to resign, provided that such notice shall never be given less than 60 days before such desired resignation date unless TSA, TSA Holdco and TSA Exchangeco otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, TSA, TSA Holdco and TSA Exchangeco shall promptly appoint a successor trustee by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing acceptance by a successor trustee, a successor trustee may be appointed by an order of the applicable courts of the Province of Alberta upon application of one or more of the parties hereto.

10.2              Removal

                  The Trustee, or any trustee hereafter appointed, may be removed with or without cause, at any time on 30 days' prior notice by written instrument executed by TSA, TSA Holdco and TSA Exchangeco, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee.

10.3              Successor Trustee

                  Any successor trustee appointed as provided under this Agreement shall execute, acknowledge and deliver to TSA, TSA Holdco and TSA Exchangeco and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as trustee in this Agreement. However, on the written request of TSA, TSA Holdco and TSA Exchangeco or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this Agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, TSA, TSA Holdco, TSA Exchangeco and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

10.4              Notice of Successor Trustee

                  Upon acceptance of appointment by a successor trustee as provided herein, TSA and TSA Exchangeco shall cause to be mailed notice of the succession of such trustee hereunder to each Holder specified in a List. If TSA or TSA Exchangeco shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of TSA Exchangeco.

                                   ARTICLE 11

                                 TSA SUCCESSORS

11.1              Certain Requirements in Respect of Combination, Etc.

                  Subject to and without limiting TSA's rights to redeem the Exchangeable Shares TSA, directly or indirectly, shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom unless, but may do so if: (i) such other person or continuing corporation (herein called the "TSA Successor"), by operation of Law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction an agreement supplemental hereto and such other instruments (if any) as are reasonably satisfactory to the Trustee and are reasonably necessary or advisable to evidence the assumption by the TSA Successor of TSA's liability for all monies payable and property deliverable by TSA hereunder and the covenant of such TSA Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of TSA under this Agreement; and (ii) such transaction shall, to the satisfaction of the Trustee, acting reasonably, and in the opinion of legal counsel to the Trustee, be upon such terms and conditions as substantially preserve and does not impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Holders hereunder.

                  Nothing herein shall affect the rights of TSA Exchangeco to redeem (or TSA Holdco or TSA to purchase pursuant to the Redemption Call Right) Exchangeable Shares, as applicable.

11.2              Vesting of Powers in Successor

                  Whenever the conditions of Section 11. 1 hereof have been duly observed and performed, the TSA Successor and the parties hereto, if required by
Section 11.1 hereof, shall execute and deliver the supplemental agreement provided for in Section 12.5 hereof and thereupon TSA Successor shall possess and from time to time may exercise each and every right and power of TSA under this Agreement in the name of TSA or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the board of directors of TSA or any officers of TSA may be done and performed with like force and effect by the directors or officers of such TSA Successor.

11.3              Wholly-Owned Subsidiaries

                  Nothing herein shall be construed as preventing the amalgamation, merger or other combination of any wholly-owned direct or indirect subsidiary of TSA with or into TSA or with or into another wholly-owned direct or indirect subsidiary of TSA or the winding-up, liquidation or dissolution of any direct or indirect wholly-owned subsidiary of TSA provided that all of the assets of such subsidiary are transferred to TSA or another direct or indirect wholly-owned subsidiary of TSA, and any such transactions are expressly permitted by this Section 11.3.

                                   ARTICLE 12

                  AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS

12.1              Amendments, Modifications, Etc.

                  Subject to Sections 12.2 and 12.4, this Agreement may not be amended or modified except by an agreement in writing executed by TSA, TSA Holdco and TSA Exchangeco and the Trustee and approved by the Holders in accordance with Section 9.2 of the Exchangeable Share Provisions.

12.2              Administrative Amendments

                  Notwithstanding the provisions of Section 12.1 hereof, the parties to this Agreement may in writing, at any time and from time to time, without the approval of the Holders, amend or modify this Agreement for the purposes of:

(a) adding to the covenants of any or all parties hereto for the protection of TSA Exchangeco or the Holders;

(b) making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the board of directors of each of TSA and TSA Exchangeco and in the good faith opinion of the Trustee, having in mind the best interests of the Holders as a whole, it may be expedient to make, provided that such boards of directors and the Trustee shall be of the good faith opinion that such amendments and modifications will not be prejudicial to the interests of the Holders as a whole; or

(c) making such changes or corrections which, on the advice of counsel to TSA Exchangeco, TSA and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Trustee and the board of directors of each of TSA Exchangeco and TSA shall be of the good faith opinion that such changes or corrections will not be prejudicial to the interests of the Holders as a whole.

12.3              Meeting to Consider Amendments

                  TSA Exchangeco, at the request of TSA, shall call a meeting or meetings of the Holders for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Holders may also approve any proposed amendment or modification by written consent of Holders holding not less than the minimum number of Exchangeable Shares that would be necessary to authorize or take such action at a meeting of Holders called for such purpose. Any such meeting or meetings shall be called and held, or written consent given shall be given in accordance with the by-laws of TSA Exchangeco, the Exchangeable Share Provisions and all applicable Laws.

12.4              Changes in Capital of TSA and TSA Exchangeco

                  At all times after the occurrence of any event effected pursuant to Section 2.7 or Section 2.8 of the Support Agreement or otherwise, as a result of which either TSA Class A Common Shares or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which the TSA Class A Common Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental agreement giving effect to and evidencing such necessary amendments and modifications.

12.5              Execution of Supplemental Agreements

                  No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto. From time to time TSA, TSA Holdco, TSA Exchangeco and the Trustee may, subject to the provisions of these presents, execute and deliver by their proper officers, agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

(a) evidencing the succession of TSA Successors to TSA and the covenants of and obligations assumed by each such TSA Successor in accordance with the provisions of Article 11 and the successor of any successor trustee in accordance with the provisions of Article 10;

(b) making any additions to, deletions from or alterations of the provisions of this Agreement or the Voting Rights, the Exchange Right or the Automatic Exchange Rights which, in the opinion of the Trustee, will not be prejudicial to the interests of the Holders as a whole or are in the opinion of the Trustee necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to TSA, TSA Holdco, TSA Exchangeco, the Trustee or this Agreement; and

(c) for any other purposes not inconsistent with the provisions of this trust agreement, including without limitation to make or evidence any amendment or modification to this agreement as contemplated hereby, provided that, in the opinion of the Trustee and its counsel, the rights of the Trustee and the Holders as a whole will not be prejudiced thereby.


                                   ARTICLE 13

                                   TERMINATION

13.1              Term

                  The Trust created by this Agreement shall continue until the earliest to occur of the following events:

(a)               no outstanding Exchangeable Shares are held by a Holder;

(b) each of TSA Exchangeco and TSA elects in writing to terminate the Trust and such termination is approved by the Holders of the Exchangeable Shares in accordance with Section 9.2 of the Exchangeable Share Provisions; and

(c)               21 years from the date of this Agreement.

13.2              Survival of Agreement

                  This Agreement shall survive any termination of the Trust and shall continue until there are no outstanding Holders of Exchangeable Shares; provided, however, that the provisions of Articles 8 and 9 hereof shall survive any such termination of this Agreement.

                                   ARTICLE 14

                                     GENERAL

14.1              Severability

                  If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, businesses, legal and other purposes of the void or unenforceable provision.

14.2              Inurement

                  This Agreement shall be binding upon and inure to the benefit of the parties hereto, the holders of the Exchangeable Shares and their respective successors and permitted assigns, as well as to their respective heirs, executors, trustees, administrators and other personal representatives.

14.3              Notices to Parties

All notices and other communications between the parties hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

(a)               if to TSA, TSA Holdco or TSA Exchangeco:

                  Transaction Systems Architects, Inc.
                  224 South 108th Avenue
                  Suite 7
                  Omaha, Nebraska

                  68154

                  Attention: General Counsel and Secretary
                  Facsimile No.:  (402) 390-8077


                  with a copy to:

                  Baker & McKenzie
                  BCE Place
                  181 Bay Street, Suite 2100
                  P.O. Box 874
                  Toronto, Ontario, Canada, M5J 2T3
                  Attention: Kathleen M. Orysiuk
                  Facsimile: (416) 863-6275

 (b)              if to the Trustee to:

                  Wells Fargo Bank Minnesota, National Association Wells Fargo Bank Center
                  Sixth and Marquette

                  MAC N9303-120
                  Minneapolis, Minnesota

                  55479-0069 USA

                  Attention: Marco X. Morales
                  Facsimile No.: (612) 667-9825


Any notice or other communication given in accordance herewith shall be deemed to have been given and received upon receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

14.4              Notice of Holders

                  Any and all notices to be given and any documents to be sent to any Holders may be given or sent to the address of such holder shown on the register of holders of Exchangeable Shares in any manner permitted by the by-laws of TSA Exchangeco from time to time in force in respect of notices to shareholders and shall be deemed to be received (if given or sent in such manner) at the time specified in such by-laws, the provisions of which by-laws shall apply mutatis mutandis to notices or documents as aforesaid sent to such Holders.

14.5              Risk of Payments by Post

                  Whenever payments are to be made or documents are to be sent to any Holder by the Trustee or by TSA Exchangeco, or by such Holder to the Trustee or to TSA or TSA Exchangeco, the making of such payment or sending of such document sent through the post shall be at the risk of TSA Exchangeco, in the case of payments made or documents sent by the Trustee or TSA Exchangeco, and the Holder, in the case of payments made or documents sent by the Holder.

14.6              Counterparts

                  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

14.7              Jurisdiction; Attornment

                  The internal laws of the Province of Alberta, Canada (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms and the interpretation and enforcement of the rights and duties of the parties hereto. Each of the parties hereto agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of Alberta, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction.

                  IN WITNESS WHEREOF, the parties hereto have executed this Voting and Exchange Trust Agreement as of the date first above written.

                              TRANSACTION SYSTEMS ARCHITECTS, INC.

                              By:
                              ______________________________________
                              Name:
                              Title:



                              TRANSACTION SYSTEMS ARCHITECTS NOVA SCOTIA COMPANY

                              By:
                              ______________________________________
                              Name:
                              Title:



                              TSA EXCHANGECO LIMITED

                              By:
                              ______________________________________
                              Name:
                              Title:


                              WELLS    FARGO    BANK    MINNESOTA,
                              NATIONAL ASSOCIATION

                              By:
                              ______________________________________
                              Name:
                              Title:

                                   SCHEDULE 1

                         SPECIAL VOTING SHARE ATTRIBUTES

                           CERTIFICATE OF DESIGNATIONS

                                       OF

                         SPECIAL PREFERRED VOTING STOCK

                                       OF

                      TRANSACTION SYSTEMS ARCHITECTS, INC.

         Pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware (the "DGCL"), and pursuant to its Amended and Restated Certificate of Incorporation, the undersigned, Transaction Systems Architects, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

         That pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, the Board of Directors on January 5, 2001, adopted the following resolution creating a series of Preferred Stock, par value $.01, designated as "Special Preferred Voting Stock":

         RESOLVED, that pursuant to the authority expressly granted to and vested in the Board by the Amended and Restated Certificate of Incorporation, the Board hereby authorizes the creation of a series of preferred stock, par value $.01 per share, of the Corporation, such series to be designated Special Preferred Voting Stock (the "Special Preferred Voting Stock"), and hereby fixes the designation and number of shares thereof and the other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof as follows:

         Section 1. Special Preferred Voting Stock Designated. A series of Preferred Stock, consisting of one share of such stock, is hereby designated as "Special Preferred Voting Stock." The outstanding share of Special Preferred Voting Stock shall be entitled at any relevant date on all matters presented to the holders of Class A Common Stock of the Corporation to the number of votes equal to the number of Exchangeable Shares (as such term is defined in the Voting and Exchange Trust Agreement dated as of January 11, 2001, among the Corporation, Transaction Systems Architects Nova Scotia Company, TSA Exchangeco Limited, and Wells Fargo Bank Minnesota, National Association, a trust company existing under the laws of the State of Minnesota) outstanding from time to time, other than Exchangeable Shares held by the Corporation and its affiliates. The Special Preferred Voting Stock and Class A Common Stock shall vote together as a single class. The Special Preferred Voting Stock shall have no other voting rights except as required by law. No dividend shall be paid to the holder of Special Preferred Voting Stock. The Special Preferred Voting Stock is not convertible into any other class or series of the capital stock of the Corporation or into cash, property or other rights. The holder of the Special Preferred Voting Stock shall not be entitled to participate in any payment or distribution upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation. Any share of Special Preferred Voting Stock purchased or otherwise acquired by the Corporation shall be deemed retired and shall be canceled and may not thereafter be reissued or otherwise disposed of by the Corporation. So long as any Exchangeable Shares shall be outstanding, the number of shares comprising the Special Preferred Voting Stock shall not be increased or decreased and no other term of the Special Preferred Voting Stock shall be amended, except upon the approval of the holder of the outstanding share of Special Preferred Voting Stock. At such time as no Exchangeable Shares shall be outstanding, the Special Preferred Voting Stock shall automatically be cancelled.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate and does affirm the foregoing as true this day of ___________, 2000.

                                      TRANSACTION SYSTEMS ARCHITECTS, INC.




                                      By:/s/ David Stokes
                                      ---------------------------------
                                      David Stokes
                                      General Counsel and Secretary